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PROSPECTUS TABLE OF CONTENTS

Filed Pursuant to Rule 424(b)(7)
Registration No. 333-225145

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 12, 2018
Preliminary Prospectus Supplement to Prospectus dated May 23, 2018

10,000,000 Shares

Floor & Decor Holdings, Inc.

Class A Common Stock

               The selling stockholders identified in this prospectus supplement are offering 10,000,000 shares of our Class A common stock. We will not receive any proceeds from the sale of shares of our Class A common stock to be offered by the selling stockholders.

               Our shares of Class A common stock are listed on The New York Stock Exchange under the symbol "FND." On September 10, 2018, the closing sale price of the shares as reported on The New York Stock Exchange was $35.55 per share.

               Investing in our Class A common stock involves risks that are described in the "Risk Factors" section beginning on page S-5 of this prospectus supplement, in the accompanying prospectus and the documents incorporated or deemed incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Per Share	Total
Public Offering Price
Underwriting discount(1)
Proceeds, before expenses, to the selling stockholders

(1)
We refer you to "Underwriting" beginning on page S-24 of this prospectus supplement for additional information regarding underwriting compensation.

               The underwriter may also exercise its option to purchase up to an additional 1,500,000 shares of Class A common stock from the selling stockholders, at the public offering price, less the underwriting discount, for 30 days after the date of this prospectus supplement.

               Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

               The underwriter is offering the shares of our Class A common stock as set forth under "Underwriting." The underwriter expects to deliver the shares against payment in New York, New York on or about                    , 2018.

Goldman Sachs & Co. LLC

Prospectus Supplement dated                    , 2018.

FLOOR & DECOR
TILE • WOOD • STONE

BROADEST IN-STOCK SELECTION

LOCALIZED ASSORTMENT

EVERYDAY LOW PRICES

PRO
PRO

THE PRO FOR THE PROS

ENGINEERED HARDWOOD

ONE STOP SHOP

FREE DESIGN SERVICES

FLOOR & DECOR

EMPOWERED CULTURE

flooranddecor.com

Prospectus Supplement

Prospectus

S-i

              You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, or incorporated by reference herein and therein, or in any free writing prospectus that we authorize to be distributed to you. None of us, the selling stockholders or the underwriter have authorized anyone to provide any information or to make any representations other than those contained in this prospectus supplement, the accompanying prospectus, or incorporated by reference herein and therein or in any free writing prospectuses we have prepared. None of us, the selling stockholders or the underwriter take any responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. This prospectus supplement is an offer to sell only the shares of Class A common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus or incorporated by reference herein and therein is accurate only as of the date on the front cover of this prospectus supplement and the information in any free writing prospectus that we may provide you in connection with this offering is accurate only as of the date of such free writing prospectus.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

              Except where the context suggests otherwise, the terms "Floor & Decor Holdings, Inc.," "Floor & Decor," the "Company," "we," "us," and "our" refer to Floor & Decor Holdings, Inc., a Delaware corporation, together with its consolidated subsidiaries. We operate on a 52- or 53-week fiscal year ending on the Thursday on or preceding December 31. When a 53-week fiscal year occurs, we report the additional week in the fiscal fourth quarter. Fiscal 2016 and fiscal 2017 included 52 weeks and ended on December 29, 2016 ("fiscal 2016") and December 28, 2017 ("fiscal 2017"), respectively.

              This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of shares of our Class A common stock and certain other matters relating to us, our business and prospects. The second part, the accompanying prospectus, contains and incorporates by reference important business and financial information about us, a description of our common stock and certain other information about us and this offering. This prospectus supplement and the accompanying prospectus are part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the "SEC"), as a "well-known seasoned issuer" as defined under Rule 405 under the Securities Act of 1933, as amended (the "Securities Act").

              The information contained in this prospectus supplement may add, update or change information contained in the accompanying prospectus or in documents that we file or have filed with the SEC. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference filed before the date of this prospectus supplement, the information in this prospectus supplement will supersede such information. Any statement modified or superseded by a statement made in a subsequently filed document that is incorporated or deemed to be incorporated by reference in this prospectus supplement will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

              The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Class A common stock in certain jurisdictions may be restricted by law. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

              You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the common stock. Neither we, the selling stockholders nor the underwriter are making any representation to you regarding the legality of an investment in the common stock by you under applicable investment or similar laws.

TRADEMARKS AND TRADE NAMES

              This prospectus includes our trademarks and trade names, including Floor & Decor and our logo, which are protected under applicable intellectual property laws and are the property of our wholly owned subsidiary, Floor and Decor Outlets of America, Inc., a Delaware corporation. This prospectus also contains trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus may appear without the ® or TM symbols. We do not intend our use or display of other parties' trademarks, service marks or trade names to imply, and such use or display should not be construed to imply a relationship with, or endorsement or sponsorship of us by, these other parties.

S-iii

SUMMARY

              This summary highlights the information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our Class A common stock. You should read this entire prospectus supplement, the accompanying prospectus and the financial data and related notes and other information incorporated by reference in this prospectus supplement and the accompanying prospectus carefully before making an investment decision. Some of the statements in this summary constitute forward-looking statements. See "Special Note Regarding Forward-Looking Statements."

 Our Company

              Founded in 2000, Floor & Decor is a high-growth, differentiated, multi-channel specialty retailer of hard surface flooring and related accessories with 94 warehouse-format stores across 26 states. We believe that we offer the industry's broadest in-stock assortment of tile, wood, laminate and natural stone flooring along with decorative and installation accessories at everyday low prices positioning us as the one-stop destination for our customers' entire hard surface flooring needs. We appeal to a variety of customers, including professional installers and commercial businesses ("Pro"), Do It Yourself customers ("DIY") and customers who buy the products for professional installation ("BIY"). Our Pro customers are loyal, shop often and help promote our brand. The combination of our category and product breadth, low prices, in-stock inventory in project-ready quantities, proprietary credit offerings, free storage options and dedicated customer service positions us to gain share in the attractive Pro customer segment. We believe our DIY customers spend significant time planning their projects while conducting extensive research in advance. We provide our customers with the education and inspiration they need before making a purchase through our differentiated online and in-store experience.

              Our warehouse-format stores, which average approximately 73,000 square feet, are typically larger than any of our specialty retail flooring competitors' stores. Other large format home improvement retailers only allocate a small percentage of their floor space to hard surface flooring and accessories. When our customers walk into a Floor & Decor store for the first time, we believe they are amazed by our visual presentation, our store size, our everyday low prices and the breadth and depth of our merchandise. We believe that our inspiring design centers, creative and informative visual merchandising, and accessible price points greatly enhance our customers' experience. Our stores are easy to navigate and designed to interactively showcase the wide array of designs and product styles a customer can create with our flooring and decorative accessories. We engage our customers both through our trained store associates and designers who can assist in narrowing choices and making the process of home renovation easier, as well as our staff dedicated to serving Pro customers. By carrying a deep level of hard surface flooring inventory and wide range of tools and accessories, we seek to offer our customers immediate availability on everything they need to complete their entire flooring or remodeling project. In addition to our stores, our website FloorandDecor.com showcases our products, offers informational training and design ideas and has our products available for sale, which a customer can pick up in-store or have delivered. Our ability to purchase directly from manufacturers through our direct sourcing model enables us to be fast to market with a balanced assortment of bestseller and unique, hard to find items that are the latest trend-right products. We believe these factors create a differentiated value proposition for Floor & Decor and drive customer loyalty with our Pro, DIY and BIY hard surface flooring customers in our markets, as evidenced by our track record of consistent double digit comparable store sales growth, which has averaged 17.5% over the last five years. Based on these characteristics, we believe Floor & Decor is redefining and expanding the addressable market size of the hard surface flooring category and that we have an opportunity to significantly expand our store base to approximately 400 stores nationwide within the next 15 years.

 Corporate Information

              Our principal executive offices are located at 2233 Lake Park Drive, Smyrna, GA 30080, and our telephone number is (404) 471-1634. Our website address is www.FloorandDecor.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.

 THE OFFERING

              The following summary of the offering contains basic information about the offering and our Class A common stock and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our common stock, please refer to the section of the accompanying prospectus entitled "Description of Capital Stock."

Class A common stock offered by the selling stockholders	10,000,000 shares (11,500,000 shares if the underwriter's option to purchase additional shares is exercised in full).
Option to purchase additional shares of Class A common stock

The underwriter has the option for 30 days following the date of this prospectus supplement to purchase up to an additional 1,500,000 shares of Class A common stock from the selling stockholders at the public offering price, less the underwriting discount.

Common stock to be outstanding after this offering	97,279,820 shares.
Voting rights

Each holder of our Class A common stock is entitled to one vote for each share of Class A common stock held on all matters submitted to a vote of stockholders. Our stockholders do not have cumulative voting rights.

Use of proceeds	We will not receive any proceeds from this sale of shares of Class A common stock by the selling stockholders. See "Use of Proceeds."
Dividend policy

We intend to continue to retain all available funds and any future earnings for use in the operation and growth of our business, and therefore we do not currently expect to pay any cash dividends on our common stock. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on then existing conditions, including our operating results, financial condition, contractual restrictions, capital requirements, business prospects and other factors that our board of directors may deem relevant. In addition, our credit facilities contain covenants that restrict our ability to pay cash dividends. See "Dividend Policy."

Risk factors

Investing in shares of our common stock involves a high degree of risk. See "Risk Factors" herein and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our Class A common stock.

New York Stock Exchange trading symbol	"FND"

              Unless otherwise indicated, all information in this prospectus has been adjusted to give effect to the 321.820-for-one stock split of our common stock effected on April 24, 2017.

              The number of shares of common stock to be outstanding after this offering is based on 97,279,820 shares of our common stock, and excludes the following:

  •
  8,096,826 shares of common stock issuable upon the exercise of outstanding stock options granted under the FDO Holdings, Inc. Amended and Restated 2011 Stock Incentive Plan (as amended, supplemented or otherwise modified from time to time, the "2011 Plan"), at a weighted average exercise price of $5.47 per share;

  •
  1,370,167 shares of common stock issuable upon the exercise of outstanding stock options granted under the Floor & Decor Holdings, Inc. 2017 Stock Incentive Plan (the "2017 Plan" and, together with the 2011 Plan, the "Incentive Plans"), at a weighted average exercise price of $24.21 per share;

  •
  3,629,833 shares of common stock reserved for future issuance under the 2017 Plan;

  •
  1,500,000 shares of common stock reserved for future issuance under the Floor & Decor Holdings, Inc. Employee Stock Purchase Plan (the "Employee Stock Purchase Plan"); and

  •
  assumes the underwriter will not exercise its option to purchase up to an additional 1,500,000 shares of Class A common stock from the selling stockholders.

RISK FACTORS

              Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risks set forth under "Risk Factors" in our annual report on Form 10-K for the fiscal 2017 (the "Annual Report") and our Quarterly Reports on Form 10-Q for the quarters ended March 29, 2018 and June 28, 2018, as well as our consolidated financial statements and the related notes thereto, before making an investment decision. The risks and uncertainties set out below and incorporated by reference herein are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business, financial condition and operating results. If any of these risks occur, our business, financial condition and operating results could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. See "Special Note Regarding Forward-Looking Statements" and "Where You Can Find More Information."

Risks Related to this Offering and Ownership of Our Common Stock

You may not be able to resell your shares at or above the offering price or at all, and our stock price may be volatile, which could result in a significant loss or impairment of your investment.

              Since our initial public offering at a price of $21.00 on April 27, 2017, the price of our common stock as reported by The New York Stock Exchange ("NYSE") has ranged from a low closing sales price of $32.05 on April 27, 2017 to a high closing sales price of $57.50 on April 5, 2018. In addition, the trading price of our common stock may be subject to wide price fluctuations in response to various factors, many of which are beyond our control, including those described in "Risk Factors—Risks Related to Our Business" in our Annual Report and the following:

  •
  actual or anticipated fluctuations in our quarterly or annual financial results;

  •
  the financial guidance we may provide to the public, any changes in such guidance or our failure to meet such guidance;

  •
  failure of industry or securities analysts to maintain coverage of us, changes in financial estimates by any industry or securities analysts that follow us or our failure to meet such estimates;

  •
  downgrades in our credit ratings or the credit ratings of our competitors;

  •
  market factors, including rumors, whether or not correct, involving us or our competitors;

  •
  unfavorable market reactions to allegations regarding the safety of products sold by us or our competitors that are similar to products that we sell and costs or negative publicity arising out of any potential litigation and/or government investigations resulting therefrom;

  •
  fluctuations in stock market prices and trading volumes of securities of similar companies;

  •
  sales or anticipated sales of large blocks of our stock;

  •
  short selling of our common stock by investors;

  •
  limited "public float" in the hands of a small number of persons whose sales or lack of sales of our common stock could result in positive or negative pricing pressure on the market price for our common stock;

  •
  additions or departures of key personnel;

  •
  announcements of new store openings, commercial relationships, acquisitions or entry into new markets by us or our competitors;

  •
  failure of any of our initiatives, including our growth strategy, to achieve commercial success;

  •
  regulatory or political developments;

  •
  changes in accounting principles or methodologies;

  •
  litigation or governmental investigations;

  •
  negative publicity about us in the media and online; and

  •
  general financial market conditions or events.

              Furthermore, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations sometimes have been unrelated or disproportionate to the operating performance of those companies. These and other factors may cause the market price and demand for our common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of common stock and may otherwise adversely affect the price or liquidity of our common stock.

              In addition, in the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the company that issued the stock. If any of our stockholders were to bring a lawsuit against us, we could incur substantial costs defending it or paying for settlements or damages. Such a lawsuit could also divert the time and attention of our management from our operating business. As a result, such litigation may adversely affect our business, financial condition and operating results.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business, our market, or our competitors, or if they change their recommendations regarding our common stock in a negative way, the price and trading volume of our common stock could decline.

              The trading market for our common stock is influenced by the research and reports that industry or securities analysts publish about us, our business, our market, or our competitors. If any of the analysts who cover us change their recommendation regarding our common stock in a negative way, or provide more favorable relative recommendations about our competitors, the price of our common stock would likely decline. If any analyst who covers us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our common stock price or trading volume to decline.

The large number of shares eligible for public sale in the future, or the perception of the public that these sales may occur, could depress the market price of our common stock.

              The market price of our common stock could decline as a result of (i) sales of a large number of shares of our common stock in the market after this offering, particularly sales by our directors, employees (including our executive officers), the selling stockholders and certain other significant stockholders, and (ii) a large number of shares of our common stock being registered or offered for sale. These sales, or the perception that these sales could occur, may depress the market price of our common stock. As of September 10, 2018, there were 97,279,820 shares of common stock outstanding, all of which were freely tradeable on the NYSE, except that any shares held by our affiliates, as that term is defined in Rule 144 under the Securities Act ("Rule 144"), may only be sold in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 or otherwise. After giving effect to this offering there will be approximately 97,279,820 shares of our common stock outstanding and approximately 54,082,576 of our shares of common stock (or 55,582,576 shares if the underwriter exercises in full its option to purchase additional shares) would be freely tradeable on the NYSE. The remaining 43,197,244 shares of our common stock (or 41,697,244 shares if the underwriter exercises in full its option to purchase additional shares) outstanding after this offering are restricted securities, as such term is defined in Rule 144, or are subject to lock-up agreements with the underwriter of this offering.

              Additionally, as of the close of this offering, approximately 9,466,993 shares of our common stock are issuable upon exercise of stock options that vest and are exercisable at various dates through May 4, 2028, with an average weighted exercise price of $8.18 per share, and we have issued 11,610 shares of restricted stock with restrictions that lapse at various dates through April 26, 2021. Of such options, 6,235,754 are currently exercisable. We have filed a registration statement on Form S-8 under the Securities Act to register shares of our common stock issued or reserved for issuance under the Incentive Plans. The Form S-8 registration statement became effective immediately upon filing, and shares covered by that registration statement are eligible for sale in the public markets, subject to vesting restrictions, the lock-up agreements described below and the limitations of Rule 144 applicable to affiliates. In addition, we have filed a registration statement on Form S-8 under the Securities Act to register shares of our common stock issued or reserved for issuance under the Employee Stock Purchase Plan. The Form S-8 registration statement became effective immediately upon filing, and shares covered by that registration statement are eligible for sale in the public markets, subject to vesting restrictions, the lock-up agreements described below and the limitations of Rule 144 applicable to affiliates.

              We, our executive officers and directors, and certain existing and selling stockholders will enter into new lock-up agreements in connection with this offering that, subject to certain exceptions, prevent the sale of shares of our common stock for 30 days after the date of this prospectus supplement, subject to waiver by the underwriter, in connection with this offering. Following the expiration of the applicable lock-up period, all of our shares of common stock will be eligible for future sale, subject to the applicable volume, manner of sale, holding period and other limitations of Rule 144. In addition, Ares Corporate Opportunities Fund III, L.P. ("Ares"), a fund affiliated with Ares Management, L.P. ("Ares Management"), and FS Equity Partners VI, L.P. and FS Affiliates VI, L.P., funds affiliated with Freeman Spogli Management Co., L.P. (collectively "Freeman Spogli" or "Freeman Spogli & Co." and together with Ares, our "Sponsors") have certain demand registration rights, and certain of our pre-initial public offering stockholders have "piggy-back" registration rights with respect to the common stock, subject to certain conditions and exceptions contained in a registration rights agreement (the "Registration Rights Agreement").

In the future, we expect to issue stock options, restricted stock and/or other forms of stock-based compensation, which have the potential to dilute stockholders' value and cause the price of our common stock to decline.

              In the future, we expect to offer stock options, restricted stock and/or other forms of stock based compensation to our eligible employees, consultants and certain members of our board of directors. If we grant more equity awards to attract and retain key personnel, the expenses associated with such additional equity awards could materially adversely affect our results of operations and may also result in additional dilution to our stockholders. If any options that we issue are exercised or any restrictions on restricted stock that we issue lapse and those shares are sold into the public market, the market price of our common stock may decline. In addition, the availability of shares of common stock for award under the Incentive Plans or the grant of stock options, restricted stock or other forms of stock based compensation may adversely affect the market price of our common stock.

Our ability to raise capital in the future may be limited.

              Our business and operations may consume resources faster than we anticipate. In the future, we may need to raise additional funds through the issuance of new equity securities, debt or a combination of both. Additional financing may not be available on favorable terms or at all. If adequate funds are not available on acceptable terms, we may be unable to fund our capital requirements. If we issue new debt securities, the debt holders would have rights senior to holders of our common stock to make claims on our assets and the terms of any debt could restrict our operations, including our ability to pay dividends on our common stock. If we issue additional equity securities or securities convertible into equity securities, existing stockholders will experience dilution and the new equity securities could have rights senior to those of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, you bear the risk of our future securities offerings reducing the market price of our common stock and diluting their interest.

Our principal stockholders will continue to have substantial control over us after this offering, will be able to influence corporate matters and may take actions that conflict with your interests and have the effect of delaying or preventing changes of control or changes in management, or limiting the ability of other stockholders to approve transactions they deem to be in their best interest.

              Upon the closing of this offering, our directors, executive officers and holders of more than 5% of our Class A common stock, together with their affiliates, will beneficially own, in the aggregate, approximately 44.4% of our outstanding Class A common stock, assuming no exercise of the underwriter's option to purchase additional shares. Ares will beneficially own, in the aggregate, approximately 27.9% of our outstanding Class A common stock and Freeman Spogli will beneficially own, in the aggregate, approximately 13.5% of our outstanding Class A common stock, assuming no exercise of the underwriter's option to purchase additional shares. As a result, these stockholders acting together, or Ares or Freeman Spogli acting alone, are able to exercise significant influence over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, such as a merger or other sale of us or our assets. The Investor Rights Agreement (as defined below) also contains agreements among our Sponsors with respect to voting on the election of directors and board committee membership. The interests of Ares or Freeman Spogli could conflict in material respects with yours, and this concentration of ownership could limit your ability to influence corporate matters and may have the effect of delaying or preventing a third-party from acquiring control over us. Two of our directors, Mr. Kaplan and Ms. Lee serve as officers and principals of certain Ares affiliated entities. In addition, NAX 18, LLC, a consulting entity controlled by Mr. Axelrod, provides consulting services to certain Ares affiliated entities. Two of our directors, Messrs. Brutocao and Roth serve as officers and principals of certain Freeman Spogli affiliated entities. In addition, Peter Starrett Associates, a consulting entity controlled by one of our directors, Mr. Starrett, provides consulting services to certain Freeman Spogli affiliated entities. Our certificate of incorporation provides that no officer or director of ours who is also an officer, director, employee, managing director or other affiliate of our Sponsors will be liable to us or our stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to our Sponsors instead of us, or does not communicate information regarding a corporate opportunity to us that the officer, director, employee, managing director or other affiliate has directed to our Sponsors.

Although we do not expect to rely on the "controlled company" exemption, since we will continue to qualify as a "controlled company" within the meaning of the rules of the NYSE, we qualify for exemptions from certain corporate governance requirements.

              Under the rules of the NYSE, a company of which more than 50% of the voting power is held by another person or group of persons acting together is a "controlled company" and may elect not to comply with certain rules of the NYSE regarding corporate governance, including:

  •
  the requirement that a majority of our board of directors consist of independent directors;

  •
  the requirement that our nominating and corporate governance committee be composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities;

  •
  the requirement that our compensation committee be composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities; and

  •
  the requirement for an annual performance evaluation of the nominating and corporate governance and compensation committees.

              These requirements will not apply to us as long as we remain a "controlled company." Although we will continue to qualify as a "controlled company," we do not expect to rely on this exemption, and we intend to fully comply with all corporate governance requirements under the rules of the NYSE. However, if we were to utilize some or all of these exemptions, you may not have the same protections afforded to stockholders of companies that are subject to all of the rules of the NYSE regarding corporate governance.

We do not currently expect to pay any cash dividends.

              The continued operation and growth of our business will require substantial funding. Accordingly, we do not currently expect to pay any cash dividends on shares of our common stock. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon our operating results, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deem relevant. Additionally, under our credit facilities, our subsidiaries are currently restricted from paying cash dividends except in limited circumstances, and we expect these restrictions to continue in the future. Accordingly, if you purchase shares in this offering, realization of a gain on your investment will depend on the appreciation of the price of our common stock, which may never occur. Investors seeking cash dividends in the foreseeable future should not purchase our common stock. See "Dividend Policy."

As a public company, our costs have increased significantly, and our management is required to devote substantial time to complying with public company regulations, which will negatively impact our financial performance and could cause our results of operations or financial condition to suffer.

              As a public company for only one year, we incur significant legal, accounting, insurance and other expenses that we did not incur as a private company, including costs associated with public company reporting requirements. We also have incurred and will incur costs associated with the Sarbanes-Oxley Act, Dodd-Frank Wall Street Reform and Consumer Protection Act and related rules implemented by the SEC. The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. These rules and regulations increase our legal and financial compliance costs and make some activities more time-consuming and costly, although we are currently unable to estimate these costs with any degree of certainty. In estimating these costs, we took into account expenses related to insurance, legal, accounting, and compliance activities, as well as other expenses. These laws and regulations can also make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations can also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as our executive officers. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our Class A common stock, fines, sanctions and other regulatory action and potentially civil litigation.

Failure to establish and maintain effective internal controls in accordance with Sections 302 and 404 of the Sarbanes-Oxley Act could have an adverse effect on our business and stock price.

              We are required to comply with the SEC's rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of controls over financial reporting. Though we are required to disclose changes made in our internal controls and procedures on a quarterly basis, we are not required to make our first annual assessment of our internal controls over financial reporting pursuant to Section 404 until the year following our first annual report required to be filed with the SEC.

              To comply with the requirements of Sections 302 and 404, we may need to undertake various actions, such as implementing new internal controls and procedures and hiring additional accounting or internal audit staff. Testing and maintaining internal controls can divert our management's attention from other matters that are important to the operation of our business. In addition, when evaluating our internal controls over financial reporting, we may identify material weaknesses that we may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Sections 302 and 404. If we identify material weaknesses in our internal controls over financial reporting or are unable to comply with the requirements of Sections 302 and 404 in a timely manner or assert that our internal controls over financial reporting are effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal controls over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected, and we could become subject to investigations by the NYSE, the SEC or other regulatory authorities, which could require additional financial and management resources.

Anti-takeover provisions could impair a takeover attempt and adversely affect existing stockholders and the market value of our common stock.

              Certain provisions of our certificate of incorporation and bylaws and applicable provisions of Delaware law may have the effect of rendering more difficult, delaying or preventing an acquisition of our company, even when this would be in the best interest of our stockholders. These provisions include:

  •
  a classified board of directors;

  •
  the sole power of a majority of our board of directors to fix the number of directors;

  •
  the requirement that certain advance notice procedures be followed for our stockholders to submit nominations of candidates for election to our board of directors and to bring other proposals before a meeting of the stockholders;

  •
  the power of our board of directors to amend our bylaws without stockholder approval;

  •
  limitations on the removal of directors nominated by our Sponsors;

  •
  the sole power of the board of directors, or our Sponsors in the case of a vacancy of one of their respective board nominees, to fill any vacancy on the board of directors, whether such vacancy occurs as a result of an increase in the number of directors or otherwise;

  •
  the ability of a majority of our board of directors (even if less than a quorum) to designate one or more series of preferred stock and issue shares of preferred stock without stockholder approval;

  •
  the inability of stockholders to act by written consent if our Sponsors collectively own less than a majority of our outstanding Class A common stock;

  •
  a requirement that, to the fullest extent permitted by law, certain proceedings against or involving us or our directors, officers or employees be brought exclusively in the Court of Chancery in the State of Delaware;

  •
  the lack of cumulative voting rights for the holders of our Class A common stock with respect to the election of directors; and

  •
  the inability of stockholders to call special meetings if our Sponsors collectively own less than a majority of our outstanding Class A common stock.

              Further, Delaware law imposes conditions on the voting of "control shares" and on certain business combination transactions with "interested stockholders."

              Our issuance of shares of preferred stock could delay or prevent a change of control of the Company. Our board of directors has the authority to cause us to issue, without any further vote or action by our stockholders, up to shares of preferred stock, par value $0.001 per share, in one or more series, to designate the number of shares constituting any series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, voting rights, rights and terms of redemption, redemption price or prices and liquidation preferences of such series. The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by our stockholders, even where stockholders are offered a premium for their shares.

              In addition, the issuance of shares of preferred stock with voting rights may adversely affect the voting power of the holders of our other classes of voting stock either by diluting the voting power of our other classes of voting stock if they vote together as a single class, or by giving the holders of any such preferred stock the right to block an action on which they have a separate class vote even if the action were approved by the holders of our other classes of voting stock.

              These provisions could delay or prevent hostile takeovers and changes in control or changes in our management. Also, the issuance of shares of preferred stock with dividend or conversion rights, liquidation preferences or other economic terms favorable to the holders of preferred stock could adversely affect the market price for our common stock by making an investment in our common stock less attractive. For example, a conversion feature could cause the trading price of our common stock to decline to the conversion price of the preferred stock. Any provision of our certificate of incorporation or bylaws or Delaware law that has the effect of delaying or deterring a change in control or otherwise makes an investment in our common stock less attractive could limit the opportunity for our stockholders to receive a premium for their shares of our common stock and could also affect the price that some investors are willing to pay for our common stock. See the section of the accompanying prospectus entitled "Description of Capital Stock."

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

              This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain "forward-looking statements" within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including statements regarding our future operating results and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements are based on our current expectations, assumptions, estimates and projections. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

              In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "could," "seeks," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "budget," "potential" or "continue" or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are only predictions. Although we believe that the expectations reflected in the forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are reasonable, we cannot guarantee future events, results, performance or achievements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including, without limitation, those factors described in "Risk Factors" in this prospectus supplement, the accompanying prospectus, our Annual Report and our Quarterly Reports on Form 10-Q for the quarters ended March 29, 2018 and June 28, 2018 and those factors described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report and our Quarterly Reports on Form 10-Q for the quarters ended March 29, 2018 and June 28, 2018. Some of the key factors that could cause actual results to differ from our expectations include the following:

  •
  an overall decline in the health of the economy, the hard surface flooring industry, consumer spending and the housing market;

  •
  any disruption in our distribution capabilities resulting from our inability to operate our distribution centers going forward;

  •
  competition from other stores and internet-based competition;

  •
  our failure to execute our business strategy effectively and deliver value to our customers;

  •
  our inability to manage our growth;

  •
  our inability to manage costs and risks relating to new store openings;

  •
  our dependence on foreign imports for the products we sell;

  •
  our inability to find, train and retain key personnel;

  •
  violations of laws and regulations applicable to us or our suppliers;

  •
  our failure to adequately protect against security breaches involving our information technology systems and customer information;

  •
  our failure to successfully anticipate consumer preferences and demand;

  •
  our inability to find available locations for our stores or our store support center on terms acceptable to us;

  •
  our inability to obtain merchandise on a timely basis at prices acceptable to us;

  •
  suppliers may sell similar or identical products to our competitors;

  •
  our inability to maintain sufficient levels of cash flow to meet growth expectations;

  •
  our inability to manage our inventory obsolescence, shrinkage and damage;

  •
  fluctuations in material and energy costs;

  •
  our vulnerability to natural disasters and other unexpected events;

  •
  restrictions imposed by our indebtedness on our current and future operations; and

  •
  other risks described in the "Risk Factors" section of our Annual Report on Form 10-K and in the documents we incorporate by reference.

              Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The forward-looking statements contained in this prospectus supplement speak only as of the date hereof and the forward-looking statements contained in the accompanying prospectus and the documents incorporated by reference herein and therein speak only as of the date such statements were made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. If a change to the events and circumstances reflected in our forward-looking statements occurs, our business, financial condition and operating results may vary materially from those expressed in our forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus supplement, whether as a result of any new information, future events or otherwise.

 USE OF PROCEEDS

              We will not receive any proceeds from the sale of shares of our Class A common stock by the selling stockholders in this offering. For more information about the selling stockholders, see "Selling Stockholders."

 PRICE RANGE OF OUR COMMON STOCK

              Our Class A common stock has been listed for trading on the NYSE under the symbol "FND" since April 27, 2017, with an initial public offering price of $21.00. Prior to that time, there was no public market for our common stock.

              The following table sets forth, for the periods indicated, the high and low closing sales prices per share of our Class A common stock as reported on the NYSE:

Fiscal Year Ended December 28, 2017	High	Low
Second Quarter ending June 29, 2017	$46.31	$32.05
Third Quarter ending September 28, 2017	$40.96	$32.95
Fourth Quarter ending December 28, 2017	$49.59	$36.43

Fiscal Year Ending December 27, 2018	High	Low
First Quarter ending March 29, 2018	$52.12	$44.08
Second Quarter ending June 28, 2018	$57.50	$44.88
Third Quarter ending September 28, 2018 (through September 10, 2018)	$51.79	$34.80

              On September 10, 2018, the closing price of our common stock on the NYSE was $35.55.

              American Stock Transfer & Trust Company, LLC is the transfer agent and registrar of our common stock. As of September 10, 2018, there were 30 stockholders of record of our Class A common stock. The actual number of stockholders is greater than the number of record holders stated above, and includes stockholders who are beneficial owners, but whose shares are held in "street name" by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

 DIVIDEND POLICY

              No dividends have been declared or paid on our common stock. We intend to continue to retain all available funds and any future earnings for use in the operation and growth of our business, and therefore we do not currently expect to pay any cash dividends on our common stock. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on then existing conditions, including our operating results, financial condition, contractual restrictions, capital requirements, business prospects and other factors that our board of directors may deem relevant. In addition, our credit facilities contain covenants that restrict our ability to pay cash dividends.

              In September 2016, in connection with a refinancing of our credit facilities, we paid our common stockholders a special cash dividend of $202.5 million in the aggregate (the "Special Dividend"). Other than the Special Dividend, we did not declare or pay any cash dividends on our common stock in fiscal 2016 or fiscal 2017.

SELLING STOCKHOLDERS

              The following table sets forth information regarding the beneficial ownership of our common stock as of September 10, 2018, by each of the selling stockholders and as adjusted to reflect the sale of the shares by the selling stockholders in this offering.

              Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including options that are currently exercisable or exercisable within 60 days of September 10, 2018. Shares issuable pursuant to options are deemed outstanding for computing the percentage of the person holding such options, but are not outstanding for computing the percentage of any other person. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of Class A common stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose.

              Our calculation of the percentage of beneficial ownership is based on 97,279,820 shares of Class A common stock issued and outstanding as of September 10, 2018, prior to the consummation of this offering. The number of shares and percentages of beneficial ownership after this offering set forth below are based on the number of shares of our Class A common stock issued and outstanding immediately after the consummation of this offering, assuming the selling stockholders sell 10,000,000 shares of Class A common stock offered by this prospectus supplement.

Name of Beneficial Owner	Total Shares Beneficially Owned Before the Offering		Total Percentage Beneficially Owned Before the Offering	Number of Shares to be Sold in the Offering (Assuming no Exercise of the Underwriter's Option to Purchase Additional Shares)	Total Shares Beneficially Owned After the Offering (Assuming no Exercise of the Underwriter's Option to Purchase Additional Shares)		Total Percentage Beneficially Owned After the Offering (Assuming no Exercise of the Underwriter's Option to Purchase Additional Shares)	Maximum Number of Shares to be Sold if Underwriter's Option is Exercised in Full	Total Shares Beneficially Owned(1) After the Offering if Underwriter's Option is Exercised in Full		Total Percentage Beneficially Owned(1) After the Offering if Underwriter's Option is Exercised in Full
Ares Corporate Opportunities Fund III, L.P.(1)(2)	33,831,643		34.8%	6,734,007	27,097,636		27.9%	7,744,108	26,087,535		26.8%
FS Equity Partners VI, L.P. and FS Affiliates VI, L.P., as a group(3)(4)(5)	16,408,347	(4)	16.9%	3,265,993	13,142,354	(5)	13.5%	3,755,892	12,652,455	(5)	13.0%

(1)
Pursuant to the terms of the Investor Rights Agreement, each Sponsor will agree to vote in favor of the other Sponsor's nominees and for the election of our then-current chief executive officer to our board of directors. As a result, each Sponsor may be deemed to be the beneficial owner of the shares of our Class A common stock owned by the other Sponsor. Each of Ares and Freeman Spogli expressly disclaims beneficial ownership of the shares of Class A common stock not directly held by it, and such shares have not been included in the table above for purposes of calculating the number of shares beneficially owned by Ares or Freeman Spogli.

(2)
Shares of Class A common stock are held directly by Ares Corporate Opportunities Fund III, L.P. ("ACOF III"). The manager of ACOF III is ACOF Operating Manager III, LLC ("ACOF Operating Manager III"), and the sole member of ACOF Operating Manager III is Ares Management LLC. The sole member of Ares Management LLC is Ares Management Holdings L.P. ("Ares Management Holdings") and the general partner of Ares Management Holdings is Ares Holdco LLC ("Ares Holdco"). The sole member of Ares Holdco is Ares Holdings Inc. ("Ares Holdings"), whose sole stockholder is Ares Management. The general partner of Ares Management is Ares Management GP LLC ("Ares Management GP") and the sole member of Ares Management GP is Ares Partners Holdco LLC ("Ares Partners" and, together with ACOF III, ACOF Operating Manager III, Ares Management LLC, Ares Management Holdings, Ares Holdco, Ares Holdings, Ares Management, and Ares Management GP, the "Ares Entities"). Ares Partners is managed by a board of managers, which is composed of Michael Arougheti, Ryan Berry, R. Kipp deVeer, David Kaplan, Michael McFerran, Antony Ressler and Bennett Rosenthal. Decisions by Ares Partners' board of managers generally are made by a majority of the members, which majority, subject to certain conditions, must include Antony Ressler. Each of the Ares Entities (other than ACOF III with respect to the shares held directly by it) and the members of Ares Partners' board of managers and the other directors, officers, partners, stockholders, members and managers of the Ares Entities expressly disclaims beneficial ownership of the shares of Class A common stock. The address of each Ares Entity is 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

(3)
FS Capital Partners VI, LLC, as the general partner of FS Equity Partners VI, L.P. and FS Affiliates VI, L.P. (the "FS Funds"), has the sole power to vote and dispose of the shares of our common stock owned by the FS Funds. Messrs. Brad J. Brutocao, Bradford M. Freeman, Benjamin D. Geiger, Todd W. Halloran, Jon D. Ralph, John M. Roth, J. Frederick Simmons, Ronald P. Spogli and William M. Wardlaw are the managing members of FS Capital Partners VI, LLC, and Messrs. Brutocao, Freeman, Geiger, Halloran, John S. Hwang, Christian B. Johnson, Ralph, Roth, Simmons, Spogli and Wardlaw are the members of Freeman Spogli & Co., and as such may be deemed to be the beneficial owners of the shares of our common stock owned by the FS Funds. Messrs. Brutocao, Freeman, Geiger, Halloran, Hwang, Johnson, Ralph, Roth, Simmons, Spogli and Wardlaw each disclaims beneficial ownership in the shares except to the extent of his pecuniary interest in them. The business address of the FS Funds and FS Capital Partners VI, LLC is c/o Freeman Spogli & Co., 11100 Santa Monica Boulevard, Suite 1900, Los Angeles, California 90025.

(4)
FS Equity Partners VI, L.P. directly beneficially owns 15,739,735 shares, or 16.2%, of our Class A common stock. FS Affiliates VI, L.P. directly beneficially owns 668,612 shares, or 0.7%, of our Class A common stock.

(5)
Following the offering, FS Equity Partners VI, L.P. will directly beneficially own 12,606,825 shares, or 13.0%, of our Class A common stock (or 12,136,889 shares, or 12.5%, of our Class A common stock, if the underwriter exercises in full its option to purchase additional shares). Following the offering, FS Affiliates VI, L.P. will directly beneficially own 535,529 shares, or 0.6%, of our Class A common stock (or 515,566 shares, or 0.5% of our Class A common stock, if the underwriter exercises in full its option to purchase additional shares).

 MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF
COMMON STOCK

              The following discussion is a summary of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) with respect to the purchase, ownership and disposition of our common stock to be sold in this offering. This does not purport to be a complete analysis of all potential tax effects to non-U.S. holders of our common stock. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not included in this discussion, and non-U.S. holders should consult their own tax advisors as to these matters. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the "IRS") in effect as of the date of this prospectus supplement. These authorities may change or be subject to differing interpretations. Any such change may be applied retroactively in a manner that could adversely affect a non-U.S. holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position regarding the tax consequences of the purchase, ownership and disposition of our common stock.

              This discussion is limited to non-U.S. holders that hold our common stock as a "capital asset" within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a non-U.S. holder's particular circumstances, including the impact of the unearned income Medicare contribution tax. In addition, this discussion does not address consequences relevant to non-U.S. holders subject to particular rules, including, without limitation:

  •
  U.S. expatriates and certain former citizens or long-term residents of the United States;

  •
  persons subject to the alternative minimum tax;

  •
  persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

  •
  banks, insurance companies or other financial institutions;

  •
  real estate investment trusts or regulated investment companies;

  •
  brokers, dealers or traders in securities;

  •
  "controlled foreign corporations," "passive foreign investment companies" or corporations that accumulate earnings to avoid U.S. federal income tax;

  •
  persons required to accelerate recognition of any item of gross income with respect to the common stock as a result of such income being recognized on an applicable financial statement;

  •
  partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes;

  •
  tax-exempt organizations or governmental organizations;

  •
  persons deemed to sell our common stock under the constructive sale provisions of the Code;

  •
  persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

  •
  tax-qualified retirement plans.

              If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their own tax advisors regarding the U.S. federal income tax consequences to them.

              THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

              For purposes of this discussion, a "non-U.S. holder" is any beneficial owner of our common stock that is neither a "U.S. person" nor a partnership for U.S. federal income tax purposes. A U.S. person is any of the following:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust that (i) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code), or (ii) has made a valid election under applicable Treasury Regulations to continue to be treated as a U.S. person.

Distributions

              As described in the section captioned "Dividend Policy," we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future.

              If we do, however, pay distributions on our common stock, such distributions of cash or property on our common stock (other than certain pro rata distributions of our stock) generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will constitute a return of capital and first be applied against and reduce a non-U.S. holder's adjusted tax basis in its common stock, but not below zero. Any remaining excess will be treated as capital gain and will be treated as described under the heading "—Sale or Other Taxable Disposition" below.

              Subject to the discussion below on backup withholding and payments made to certain foreign accounts, dividends paid to a non-U.S. holder of our common stock that are not effectively connected with the non-U.S. holder's conduct of a trade or business within the United States will generally be subject to withholding of U.S. federal income tax at a rate of 30% of the gross amount of the dividends (or such lower rate as may be specified by an applicable income tax treaty). Non-U.S. holders may be entitled to a reduction in (under (a)) or an exemption from (under (a) or (b)) withholding on dividends as a result of either (a) qualifying for the benefits of an applicable income tax treaty or (b) the non-U.S. holder holding our common stock in connection with the conduct of a trade or business within the United States and dividends being paid in connection with that trade or business. To claim such a reduction in or exemption from withholding, the non-U.S. holder must provide the applicable withholding agent with a properly executed (i) IRS Form W-8BEN or W-8BEN-E (or applicable successor form) claiming an exemption from or reduction of the withholding tax under the benefit of an applicable income tax treaty, or (ii) IRS Form W-8ECI (or applicable successor form) stating that the dividends are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, as may be applicable. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate or exemption under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

              Subject to the discussion below on backup withholding and payments made to certain foreign accounts, if dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), then, although exempt from withholding of U.S. federal income tax (provided the non-U.S. holder provides appropriate certification, as described above), the non-U.S. holder will be subject to U.S. federal income tax on such dividends on a net income basis at the regular graduated U.S. federal income tax rates. In addition, a non-U.S. holder that is or is treated as a corporation for U.S. federal income tax purposes may be subject to an additional branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Taxable Disposition

              Subject to the discussion below on backup withholding and payments made to certain foreign accounts, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

  •
  the gain is effectively connected with the non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

  •
  the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

  •
  our common stock constitutes a U.S. real property interest ("USRPI") within the meaning of the Foreign Investment in Real Property Tax Act by reason of our status as a U.S. real property holding corporation (a "USRPHC") for U.S. federal income tax purposes.

              Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on a portion of its effectively connected earnings and profits for the taxable year that are attributable to such gain, as adjusted for certain items.

              A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on any gain derived from the sale or other taxable disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder timely files U.S. federal income tax returns with respect to such losses.

              With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non-U.S. real property interests, however, there can be no assurance we are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of our common stock will not be subject to U.S. federal income tax if our common stock is "regularly traded," as defined by applicable Treasury Regulations, on an established securities market, and such non-U.S. holder owned, actually or constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other disposition or the non-U.S. holder's holding period for such stock.

              Non-U.S. holders should consult their own tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Backup Withholding and Information Reporting

              Subject to the discussion below regarding payments made to certain foreign accounts, a non-U.S. holder generally will not be subject to backup withholding with respect to payments of dividends on our common stock we make to the non-U.S. holder, provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a U.S. person and the holder certifies its non-U.S. status by providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or other applicable certification (or applicable successor form), or otherwise establishes an exemption. However, information returns will be filed with the IRS in connection with any dividends on our common stock paid to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

              Information reporting and backup withholding may apply to the proceeds of a sale or other taxable disposition of our common stock within the United States, and information reporting may (although backup withholding generally will not) apply to the proceeds of a sale or other taxable disposition of our common stock outside the United States conducted through certain U.S.-related financial intermediaries, in each case, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. person on IRS Form W-8BEN, W8-BEN-E, W-8ECI or other applicable form or successor form (and the payer does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or otherwise establishes an exemption.

              Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

              Withholding taxes may be imposed under the provisions of the law generally known as the Foreign Account Tax Compliance Act, or FATCA, on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any "substantial U.S. owners" (as defined in the Code) or furnishes identifying information regarding each substantial U.S. owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain "specified U.S. persons" or "U.S.-owned foreign entities" (each as defined in the Code), annually report certain information about such accounts and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury Regulations or other guidance, may modify these requirements. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required.

              Under the applicable Treasury Regulations and recent guidance from the IRS, withholding under FATCA generally applies to payments of dividends on our common stock, and will apply to payments of gross proceeds from the sale or other disposition of our common stock on or after January 1, 2019, and to certain "pass-thru" payments made on or after the later of January 1, 2019 and the date final Treasury Regulations are issued defining such pass-thru payments. The FATCA withholding tax will apply to all withholdable payments without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from imposition of withholding tax pursuant to an applicable tax treaty with the United States or U.S. domestic law. We will not pay additional amounts to holders of our common stock in respect of any amounts withheld.

              Prospective investors should consult their own tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

UNDERWRITING

              We and the selling stockholders have entered into an underwriting agreement with the underwriter named below. Subject to the terms and conditions of the underwriting agreement, the selling stockholders have agreed to sell to the underwriter, and the underwriter has agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed in the following table:

Underwriter	Number of Shares
Goldman Sachs & Co. LLC	10,000,000
Total	10,000,000

              The underwriter has agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. Sales of shares made outside of the United States may be made by affiliates of the underwriter. The offering of the shares by the underwriter is subject to receipt and acceptance and subject to the underwriter's right to reject any order in whole or in part.

              We and the selling stockholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.

Commissions and Discounts

              The underwriting fee is equal to the public offering price per share of Class A common stock less the amount paid by the underwriter to the selling stockholders per share of Class A common stock. The underwriting fee is $            per share. The following table shows the public offering price, underwriting discount and proceeds before expenses to the selling stockholders. The information assumes either no exercise or full exercise by the underwriter of its option to purchase additional shares.

Total
	Per Share	Without Underwriter's Option to Purchase Additional Shares	With Underwriter's Option to Purchase Additional Shares
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to the selling stockholders	$	$	$

              The expenses of the offering, not including the underwriting discount, are estimated at $            and are payable by us. We have agreed to reimburse the underwriter for certain of their expenses in an amount up to $            .

              The underwriter has agreed to reimburse the Company for certain expenses.

No Sales of Similar Securities

              We and our selling stockholders, our executive officers, directors and the holders of substantially all of our existing shares of Class A common stock will agree, subject to certain exceptions, not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 30 days after the date of this prospectus without first obtaining the written consent of the underwriter. This agreement does not apply to any existing employee benefit plans. See "Risk Factors—The large number of shares eligible for public sale in the future, or the perception of the public that these sales may occur, could depress the market price of our common stock."

NYSE Listing

              The shares are listed on the NYSE under the symbol "FND."

Price Stabilization, Short Positions and Penalty Bids

              Until the distribution of the shares is completed, SEC rules may limit the underwriter from bidding for and purchasing our common stock. However, the underwriter may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

              In connection with the offering, the underwriter may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of shares than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriter's option to purchase additional shares described above. The underwriter may close out any covered short position by either exercising its option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the option granted to them. "Naked" short sales are sales in excess of such option. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriter in the open market prior to the completion of the offering.

              Similar to other purchase transactions, the underwriter's purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriter may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.

              Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

              A prospectus in electronic format may be made available on the websites maintained by the underwriter, or selling group members, if any, participating in the offering. The underwriter may agree to allocate a number of shares to the selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that may make Internet distributions on the same basis as other allocations.

Other Relationships

              The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriter and its affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees, commissions and expenses. An affiliate of Goldman Sachs & Co. LLC served as a joint lead arranger and joint bookrunners under one of our credit facilities. Goldman Sachs & Co. LLC served as an underwriter in our IPO and in secondary public offerings of our common stock completed by certain of our stockholders on July 25, 2017 and November 16, 2017, for which services they received customary underwriting discounts and commissions. In addition, in the ordinary course of their various business activities, the underwriter and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriter and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Notice to Prospective Investors in the European Economic Area

              In relation to each Member State of the European Economic Area (each, a "Relevant Member State"), no offer of shares may be made to the public in that Relevant Member State other than:

                  A.    to any legal entity which is a qualified investor as defined in the Prospectus Directive;

                  B.    to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriter; or

                  C.    in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

              Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.

              The Company, the underwriter and its affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

              This prospectus has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriter has authorized, nor does either authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriter to publish a prospectus for such offer.

              For the purpose of the above provisions, the expression "an offer to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

              In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

              The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

              Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA ("FINMA"), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

              This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

              No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

              Any offer in Australia of the shares may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

              The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

              This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

              The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

              The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

              This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

              Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

  (a)
  to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  (b)
  where no consideration is or will be given for the transfer;

  (c)
  where the transfer is by operation of law;

  (d)
  as specified in Section 276(7) of the SFA; or

  (e)
  as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in Canada

              The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

              Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

              Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

 LEGAL MATTERS

              The validity of the shares of Class A common stock offered hereby will be passed upon for us by Proskauer Rose LLP. The underwriter is being represented by Latham & Watkins LLP in connection with the offering.

EXPERTS

              The consolidated financial statements of Floor & Decor Holdings, Inc. appearing in our Annual Report (Form 10-K) for the year ended December 28, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

              We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC, containing reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, at http://www.sec.gov.

              This prospectus supplement and the accompanying prospectus are a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act covering offering of securities under this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.

              The SEC allows us to "incorporate by reference" information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement and the accompanying prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus supplement. We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 28, 2017 (filed March 5, 2018);

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2018 (filed May 3, 2018);

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended June 28, 2018 (filed August 2, 2018);

  •
  our Definitive Proxy Statement on Schedule 14A (filed March 27, 2018);

  •
  our Current Report on Form 8-K (filed May 18, 2018);

  •
  our Current Report on Form 8-K (filed May 29, 2018); and

  •
  the description of our common stock included in our Registration Statement on Form 8-A (filed April 24, 2017), including all amendments and reports filed for the purpose of updating such description.

              If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to us at 2233 Lake Park Drive, Smyrna, GA 30080, Attention: General Counsel, or contact our offices at (404) 471-1634. The documents may also be accessed on our website at www.FloorandDecor.com.

PROSPECTUS

Floor & Decor Holdings, Inc.

Common Stock
Preferred Stock
Debt Securities
Subscription Rights
Warrants
Units

        We may offer and sell, from time to time, in one or more offerings or series, shares of our common stock, shares of preferred stock, debt securities, subscription rights to purchase shares of our common stock, warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, or units comprised of any combination of the foregoing, which we refer to, collectively, as the "securities." The preferred stock, debt securities, subscription rights and warrants (including as part of a unit) offered hereby may be convertible or exchangeable into shares of our common stock.

        In addition, certain selling stockholders to be identified in a prospectus supplement may, from time to time, offer and sell shares of our Class A common stock, in amounts, at prices and on terms that will be determined at the time the shares of our Class A common stock are offered. The securities may be offered at prices and on terms to be described in one or more supplements to this prospectus.

        Our shares of Class A common stock are listed on The New York Stock Exchange under the symbol "FND." On May 21, 2018, the closing sale price of our shares of Class A common stock as reported on The New York Stock Exchange was $46.33 per share. You are urged to obtain current market quotations for our Class A common stock.

        Investing in our securities involves material risks and uncertainties that should be considered. See "Risk Factors" in our most recent annual report on Form 10-K (as it may be updated in our most recent quarterly report on Form 10-Q) filed with the Securities and Exchange Commission.

        You should carefully read this prospectus and the accompanying prospectus supplement, as well as any documents incorporated by reference herein or therein, before you invest in our securities.

        This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

        None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 23, 2018.

i

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), utilizing a "shelf" registration process. Under this shelf registration process, we may offer, from time to time, in one or more offerings or series, shares of our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock, warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, or units, and the selling stockholders may from time to time offer and sell shares of our common stock in one or more offerings.

        This prospectus provides you with a general description of the securities we may offer. Each time we and/or, if applicable, the selling stockholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. You should read carefully the entire prospectus, any prospectus supplement and any free writing prospectus together with the additional information described under the sections "Risk Factors" and "Where You Can Find More Information."

        Neither we nor the selling stockholders have authorized anyone to provide you with different or additional information. We and the selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus or any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you before making an investment decision.

        As used in this prospectus, the terms "Floor & Decor Holdings, Inc.," "Floor & Decor," the "Company," "we," "us," and "our" refer to Floor & Decor Holdings, Inc., a Delaware corporation, together with its consolidated subsidiaries, unless otherwise expressly stated or the context otherwise requires.

TRADEMARKS AND TRADE NAMES

        This prospectus includes our trademarks and trade names, including Floor & Decor and our logo, which are protected under applicable intellectual property laws and are the property of our wholly owned subsidiary, Floor and Decor Outlets of America, Inc., a Delaware corporation. This prospectus also contains trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus may appear without the ® or TM symbols. We do not intend our use or display of other parties' trademarks, service marks or trade names to imply, and such use or display should not be construed to imply a relationship with, or endorsement or sponsorship of us by, these other parties.

 FLOOR & DECOR HOLDINGS, INC.

        Founded in 2000, Floor & Decor is a high-growth, differentiated, multi-channel specialty retailer of hard surface flooring and related accessories with 85 warehouse-format stores across 21 states. We believe that we offer the industry's broadest in-stock assortment of tile, wood, laminate and natural stone flooring along with decorative and installation accessories at everyday low prices positioning us as the one-stop destination for our customers' entire hard surface flooring needs. We appeal to a variety of customers, including professional installers and commercial businesses ("Pro"), Do It Yourself customers ("DIY") and customers who buy the products for professional installation ("BIY"). Our Pro customers are loyal, shop often and help promote our brand. The combination of our category and product breadth, low prices, in-stock inventory in project-ready quantities, proprietary credit offerings, free storage options and dedicated customer service positions us to gain share in the attractive Pro customer segment. We believe our DIY customers spend significant time planning their projects while conducting extensive research in advance. We provide our customers with the education and inspiration they need before making a purchase through our differentiated online and in-store experience.

        Our warehouse-format stores, which average approximately 73,000 square feet, are typically larger than any of our specialty retail flooring competitors' stores. Other large format home improvement retailers only allocate a small percentage of their floor space to hard surface flooring and accessories. When our customers walk into a Floor & Decor store for the first time, we believe they are amazed by our visual presentation, our store size, our everyday low prices and the breadth and depth of our merchandise. We believe that our inspiring design centers, creative and informative visual merchandising, and accessible price points greatly enhance our customers' experience. Our stores are easy to navigate and designed to interactively showcase the wide array of designs and product styles a customer can create with our flooring and decorative accessories. We engage our customers both through our trained store associates and designers who can assist in narrowing choices and making the process of home renovation easier, as well as our staff dedicated to serving Pro customers. By carrying a deep level of hard surface flooring inventory and wide range of tools and accessories, we seek to offer our customers immediate availability on everything they need to complete their entire flooring or remodeling project. In addition to our stores, our website FloorandDecor.com showcases our products, offers informational training and design ideas and has our products available for sale, which a customer can pick up in-store or have delivered. Our ability to purchase directly from manufacturers through our direct sourcing model enables us to be fast to market with a balanced assortment of bestseller and unique, hard to find items that are the latest trend-right products. We believe these factors create a differentiated value proposition for Floor & Decor and drive customer loyalty with our Pro, DIY and BIY hard surface flooring customers in our markets, as evidenced by our track record of consistent double digit comparable store sales growth, which has averaged 17.5% over the last five years. Based on these characteristics, we believe Floor & Decor is redefining and expanding the addressable market size of the hard surface flooring category and that we have an opportunity to significantly expand our store base to approximately 400 stores nationwide within the next 15 years.

Corporate Information

        On April 14, 2017, we were renamed Floor & Decor Holdings, Inc. Our principal executive offices are located at 2233 Lake Park Drive, Smyrna, GA 30080, and our telephone number is (404) 471-1634. Our website address is www.FloorandDecor.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.

 RISK FACTORS

        Investing in our securities involves a high degree of risk. Before purchasing any of the securities, you should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risks described in the section "Risk Factors" contained in our annual report on Form 10-K for the year ended December 28, 2017 (our "Annual Report"), as well as other information in our Annual Report, our Quarterly Report on Form 10-Q for the quarter ended March 29, 2018, as updated by annual, quarterly and other reports and documents that we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in any applicable prospectus supplement. The risks and uncertainties that we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect us. The occurrence of any of these risks could materially adversely affect our business, financial condition, results of operations or ability to make distributions to our stockholders. In such case, you could lose all or a portion of your original investment. See "Forward-Looking Statements" and "Where You Can Find More Information."

 FORWARD-LOOKING STATEMENTS

        The discussion in this prospectus, including the documents incorporated by reference herein, contains forward-looking statements. All statements other than statements of historical fact contained in this prospectus, including statements regarding our future operating results and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on management's current expectations and assumptions regarding the Company's business, the economy and other future conditions, including the impact of recent natural disasters on sales. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "seeks," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "budget," "potential" or "continue" or the negative of these terms or other similar expressions.

        The forward-looking statements contained in this prospectus are only predictions. Although we believe that the expectations reflected in the forward-looking statements in this prospectus are reasonable, we cannot guarantee future events, results, performance or achievements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements in this prospectus, including, without limitation, those factors described in Item 1A, "Risk Factors" of Part I and Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations" of Part II of our Annual Report. Some of the key factors that could cause actual results to differ from our expectations include the following:

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  an overall decline in the health of the economy, the hard surface flooring industry, consumer spending and the housing market;

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  any disruption in our distribution capabilities resulting from our inability to operate our distribution centers going forward;

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  competition from other stores and internet-based competition;

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  our failure to execute our business strategy effectively and deliver value to our customers;

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  our inability to manage our growth;

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  our inability to manage costs and risks relating to new store openings;

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  our dependence on foreign imports for the products we sell;

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  our inability to find, train and retain key personnel;

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  violations of laws and regulations applicable to us or our suppliers;

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  our failure to adequately protect against security breaches involving our information technology systems and customer information;

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  our failure to successfully anticipate consumer preferences and demand;

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  our inability to find available locations for our stores or our store support center on terms acceptable to us;

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  our inability to obtain merchandise on a timely basis at prices acceptable to us;

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  suppliers may sell similar or identical products to our competitors;

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  our inability to maintain sufficient levels of cash flow to meet growth expectations;

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  our inability to manage our inventory obsolescence, shrinkage and damage;

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  fluctuations in material and energy costs;

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  our vulnerability to natural disasters and other unexpected events;

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  restrictions imposed by our indebtedness on our current and future operations; and

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  other risks described in the "Risk Factors" section of our Annual Report on Form 10-K and in documents we incorporate by reference.

        The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are included in our Annual Report or our Quarterly Report on Form 10-Q for the quarter ended March 29, 2018, which are incorporated by reference into this prospectus. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Such new risks and uncertainties may be included in the documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this prospectus, which will be considered to be incorporated by reference into this prospectus. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should carefully consider these risks before you make an investment decision with respect to our securities.

 RATIO OF EARNINGS TO FIXED CHARGES

        If we offer debt securities and/or preferred stock under this prospectus, then we will, if required at that time, provide a ratio of earnings to fixed charges and/or ratio of combined fixed charges and preferred dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus. For purposes of calculating these ratios, "earnings" includes income from continuing operations plus fixed charges. "Fixed charges" consists of interest expense and amortization of discounts and capitalized expenses related to indebtedness.

	For the Thirteen Weeks Ended March 29, 2018	For the Fiscal Year Ended December 28, 2017	For the Fiscal Year Ended December 29, 2016	For the Fiscal Year Ended December 31, 2015	For the Fiscal Year Ended December 25, 2014	For the Fiscal Year Ended December 26, 2013
Ratio of Earnings to Fixed Charges	5.2	4.3	3.5	3.7	2.7	2.8

 USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from any sale of securities by us for general corporate purposes, including working capital and store growth.

        In the case of a sale of common stock by any selling stockholders, we will not receive any of the proceeds from such sale. We are required to bear the expenses (other than underwriting discounts and commissions) incident to an offering by our selling stockholders.

 DESCRIPTION OF CAPITAL STOCK

        The following description summarizes the most important terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our certificate of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part

General

        Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share, which is composed of 450,000,000 shares of our Class A common stock, 10,000,000 shares of our Class B common stock, 30,000,000 shares of our Class C common stock and 10,000,000 shares of undesignated preferred stock, par value $0.001 per share. Our shares of Class A common stock and Class C common stock are convertible into each other under certain circumstances described in more detail below and otherwise generally have the same rights except that shares of Class C Common Stock are non-voting while shares of Class A Common Stock are entitled to one vote per share.

Common Stock

        As of May 21, 2018, there were 96,649,423 shares of our common stock outstanding, held by 36 stockholders of record. The actual number of stockholders is greater than the number of record holders stated above, and includes stockholders who are beneficial owners, but whose shares are held in "street name" by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

Dividend Rights

        Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine.

Voting Rights

        Each holder of our Class A common stock is entitled to one vote for each share of Class A common stock held on all matters submitted to a vote of stockholders. Holders of our Class C common stock are not entitled to vote, except as required under Delaware law. Our stockholders do not have cumulative voting rights.

Conversion Rights

        As of May 21, 2018, no shares of our Class C common stock are currently outstanding. Shares of our Class C common stock are automatically converted into shares of our Class A common stock on a one for one basis if the holder of such Class C common stock is not Freeman Spogli or any of its affiliates. In addition, FS Equity Partners VI, L.P. and FS Affiliates VI, L.P., funds affiliated with Freeman Spogli Management Co., L.P. (collectively "Freeman Spogli" or "Freeman Spogli & Co.") or any of its affiliates may convert their shares of Class C common stock into shares of our Class A Common Stock, in whole or in part, at any time and from time to time at their option, on a one for one basis so long as at such time either Ares and its affiliates or Freeman Spogli and its affiliates do not own more than 24.9% of our Class A common stock after giving effect to any such conversion. In addition, shares of our Class A common stock held by Freeman Spogli or any of its affiliates are convertible into shares of our Class C common stock, in whole or in part, at any time and from time to time at the election of Freeman Spogli or any of its affiliates, on a one for one basis.

Preemptive or Similar Rights

        Our common stock is not entitled to preemptive rights and is not subject to redemption. The rights of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that our board of directors may designate and issue in the future.

Liquidation Rights

        Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time after payment of liquidation preferences, if any, on any outstanding shares of preferred stock and payment of other claims of creditors.

Options

        As of May 21, 2018, we had outstanding stock options to purchase an aggregate of 8,729,652 shares of our common stock under the FDO Holdings, Inc. Amended and Restated 2011 Stock Incentive Plan (as amended, supplemented or otherwise modified from time to time, the "2011 Plan"); and 1,413,330 shares of our common stock under the Floor & Decor Holdings, Inc. 2017 Stock Incentive Plan (the "2017 Plan" and, together with the 2011 Plan, the "Incentive Plans"). No additional shares of our common stock are reserved for additional issuances under the 2011 Plan, 3,560,674 shares of our common stock are reserved for issuance under the 2017 Plan, and 1,500,000 shares of our common stock are reserved for issuance under the Floor & Decor Holdings, Inc. Employee Stock Purchase Plan.

Preferred Stock

        As of May 21, 2018, no shares of preferred stock have been issued or are currently outstanding.

        Our board of directors are authorized, subject to limitations prescribed by Delaware law, to issue up to 10,000,000 shares of our preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further action by our stockholders. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the Class A common stock.

        The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and could adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Registration Rights

        We are a party to a registration rights agreement (the "Registration Rights Agreement") with Ares Corporate Opportunities Fund III, L.P. ("Ares" and, together with Freeman Spogli, our "Sponsors"), a fund affiliated with Ares Management, L.P., Freeman Spogli and certain other stockholders. Pursuant to the terms of the Registration Rights Agreement, the holders of approximately 63,206,144 shares of our common stock, including Ares, Freeman Spogli and certain other signatories thereto, or their transferees, are entitled to various rights with respect to the registration of their shares under the Securities Act.

Investor Rights Agreement

        We are party to an investor rights agreement with Ares and Freeman Spogli (the "Investor Rights Agreement"). Pursuant to the terms of the Investor Rights Agreement, Ares and Freeman Spogli will have certain rights and obligations with respect to voting for the nomination of certain directors and director nominees with respect to board and committee membership.

Exclusive Venue

        Our certificate of incorporation requires, to the fullest extent permitted by law, that (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law (the "DGCL") or our certificate of incorporation or the bylaws or (iv) any action asserting a claim against us governed by the internal affairs doctrine will have to be brought only in the Court of Chancery in the State of Delaware. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. Although we have included an exclusive venue provision in our certificate of incorporation, it is possible that a court could rule that such provision is inapplicable or unenforceable. In addition, this provision would not affect the ability of our stockholders to seek remedies under the federal securities laws.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws

        We are governed by the DGCL. Our certificate of incorporation and bylaws contain certain provisions that could have the effect of delaying, deterring or preventing another party from acquiring control of us. These provisions, which are summarized below, may discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate more favorable terms with an unfriendly or unsolicited acquirer outweigh the disadvantages of potentially discouraging a proposal to acquire us.

Undesignated Preferred Stock

        As discussed above, our board of directors has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of us.

Limits on Ability of Stockholders to Act by Written Consent or Call a Special Meeting

        Our certificate of incorporation provides that our stockholders may not act by written consent unless our Sponsors collectively own a majority of our outstanding Class A common stock, which may lengthen the amount of time required to take stockholder actions. As a result, except for our Sponsors, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws. In addition, our certificate of incorporation provides that special meetings of the stockholders may be called only by the chairperson of our board or our board of directors. However, for so long as our Sponsors collectively own a majority of our outstanding Class A common stock, special meetings of our stockholders may be called by the affirmative vote of the holders of a majority of our outstanding Class A common stock. Stockholders may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

        Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer's own slate of directors or otherwise attempting to obtain control of us.

Board Classification

        Our board of directors is divided into three classes, one class of which is elected each year by our stockholders. The directors in each class will serve for a three-year term. The classification of our board of directors and the limitations on the ability of our stockholders to remove directors could make it more difficult for a third -party to acquire, or discourage a third-party from seeking to acquire, control of us.

Removal of Directors; Vacancies

        Pursuant to the terms of the Investor Rights Agreement, directors nominated by our Sponsors may be removed with or without cause by the affirmative vote of the Sponsor entitled to nominate such director. In all other cases and at any other time, directors may only be removed for cause by the affirmative vote of at least a majority of the voting power of our common stock. Our board of directors, or our Sponsors in the case of one of their respective board nominees, has the sole power to fill any vacancy on the board of directors, whether such vacancy occurs as a result of an increase in the number of directors or otherwise.

No Cumulative Voting

        Our certificate of incorporation and bylaws do not permit cumulative voting in the election of directors. Cumulative voting allows a stockholder to vote a portion or all of the stockholder's shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority stockholder may not be able to gain as many seats on our board of directors as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board of directors' decision regarding a takeover or otherwise.

Amendment of Charter and Bylaw Provisions

        In the event our Sponsors cease to collectively own a majority of our outstanding Class A common stock, the amendment of certain of the above provisions of our certificate of incorporation will require approval by holders of at least two-thirds of our outstanding Class A common stock. In addition, under the DGCL, an amendment to our certificate of incorporation that would alter or change the powers, preferences or special rights of our Class C common stock so as to affect them adversely also must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class. Our certificate of incorporation provides that our board of directors may from time to time adopt, amend, alter or repeal our bylaws by a vote of a majority of our board of directors without stockholder approval and that our stockholders may adopt, amend, alter or repeal our bylaws by the affirmative vote of the holders of at least two-thirds of our outstanding Class A common stock.

Delaware Anti-Takeover Statute

        Our certificate of incorporation provides that we are not governed by Section 203 of the DGCL, which, in the absence of such provision, would have imposed additional requirements regarding mergers and other business combinations.

        The provisions of our certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.

Corporate Opportunity

        Our certificate of incorporation provides that no officer or director of ours who is also an officer, director, employee, managing director or other affiliate of our Sponsors will be liable to us or our stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to our Sponsors instead of us, or does not communicate information regarding a corporate opportunity to us that the officer, director, employee, managing director or other affiliate has directed to our Sponsors.

Limitations of Liability, Indemnification and Advancement

        Our certificate of incorporation and bylaws provide that we will indemnify and advance expenses to our directors and officers, and may indemnify and advance expenses to our employees and other agents, to the fullest extent permitted by Delaware law, which prohibits our certificate of incorporation from limiting the liability of our directors for the following:

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  any breach of the director's duty of loyalty to us or to our stockholders;

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  acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

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  unlawful payment of dividends or unlawful stock repurchases or redemptions; and

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  any transaction from which the director derived an improper personal benefit.

        If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our certificate of incorporation does not eliminate a director's duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our certificate of incorporation and bylaws, we are also empowered to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

        In addition to the indemnification and advancement of expenses required in our certificate of incorporation and bylaws, we have entered into indemnification agreements with each of our current directors and executive officers. These agreements provide for the indemnification of, and the advancement of expenses to, such persons for all reasonable expenses and liabilities, including attorneys' fees, judgments, fines and settlement amounts, incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors' and officers' liability insurance.

        The limitation of liability, indemnification and advancement provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder's investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. There is no material pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any material pending or threatened litigation that may result in claims for indemnification or advancement by any director or officer.

Listing

        Our Class A common stock is listed on the New York Stock Exchange under the symbol "FND."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

 DESCRIPTION OF DEBT SECURITIES

        We may offer unsecured debt securities in one or more series, which may be senior, subordinated or junior subordinated, and which may be convertible into another security.

        We may issue debt securities from time to time in one or more series. Any debt securities offered hereby will be issued under an indenture, between us between us and a trustee qualified to act as such under the Trust Indenture Act of 1939, referred to as the trustee. A copy of the form of indenture is filed as an exhibit to the registration statement, which this prospectus constitutes a part of. The following summaries of certain provisions of the indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indenture, including the definitions therein of certain terms. The particular terms of the debt securities offered by any prospectus supplement will be described in the prospectus supplement. We will provide the name of the trustee in any prospectus supplement related to the issuance of debt securities, and we will also provide certain other information related to the trustee, including describing any relationship we have with the trustee, in such prospectus supplement.

General

        The indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder and provides that debt securities may be issued from time to time in one or more series. The terms of any particular series of debt securities will be included in a prospectus supplement and will provide for the following:

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  the title and series of the debt securities;

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  any limit on the aggregate principal amount of the debt securities;

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  the dates on which or periods during which the debt securities may be issued, and the dates on, or the range of dates within, which the principal of and premium, if any, on the debt securities are or may be payable or the method by which such date or dates will be determined or extended;

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  the rate or rates at which the debt securities will bear interest, if any, or the method by which such rate or rates will be determined, whether such interest will be payable in cash or additional debt securities of the same series or will accrue and increase the aggregate principal amount outstanding of such series, the date or dates from which such interest will accrue, or the method by which such date or dates will be determined, the interest payment dates on which any such interest will be payable, and the record dates for the determination of holders to whom interest is payable on such interest payment dates or the method by which such date or dates will be determined, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

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  the currency in which the debt securities will be denominated or in which payment of the principal of, premium, if any, or interest on the debt securities will be payable and any other terms concerning such payment;

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  if the amount of payment of principal of, premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method;

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  if the principal of, premium, if any, or interest on the debt securities of the series are to be payable, at the election of the Company or a holder thereof, in a currency other than that in which the debt securities are denominated or stated to be payable without such election, the period or periods within which, and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate between the currency in which the debt securities are denominated or payable without such election and the currency in which the debt securities are to be paid if such election is made;

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  the place or places, if any, in addition to or instead of the corporate trust office of the trustee where the principal of, premium, if any, and interest on the debt securities will be payable, and where the debt securities may be presented for registration of transfer, exchange or conversion, and the place or places where notices and demands to or upon us in respect of the securities of such series may be made;

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  the price or prices at which, the period or periods within which or the date or dates on which, and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option, if we are to have that option;

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  redemption or early repayment provisions;

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  the authorized denominations;

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  if other than the principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity thereof;

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  the guarantors, if any, of the debt securities, and the extent of the guarantees (including provisions relating to seniority, subordination, and the release of the guarantors), if any, and any additions or changes to permit or facilitate guarantees of such debt securities;

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  any original issue discount securities issued;

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  provisions, if any, for the defeasance of the debt securities in whole or in part and any addition or change in the provisions related to satisfaction and discharge;

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  whether the debt securities are to be issued in whole or in part in global form and, in such case, the depositary and the terms and conditions, if any, upon which interests in such global debt securities may be exchanged in whole or in part for the individual securities represented thereby in definitive form registered in the name or names of persons other than such depositary or a nominee or nominees thereof;

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  the date as of which any global debt securities will be dated if other than the original issuance of the first debt security to be issued;

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  the form of the debt securities;

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  if the debt securities are to be convertible into or exchangeable for any securities or property of any person (including us), the terms and conditions upon which such debt securities will be so convertible or exchangeable, and any additions or changes, if any, to permit or facilitate such conversion or exchange;

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  whether the debt securities are subject to subordination and the terms of such subordination;

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  any restriction or condition on the transferability of the debt securities;

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  any addition or change in the provisions related to compensation and reimbursement of the trustee which applies to the debt securities;

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  any addition or change in the provisions related to supplemental indentures both with and without the consent of the holders;

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  provisions, if any, granting special rights to holders upon the occurrence of specified events;

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  any addition to or change in the events of default which applies to any debt securities and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the indenture;

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  any addition to or change in the covenants set forth in the indenture which applies to debt securities; and

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  any other terms of the debt securities (which terms will not be inconsistent with the provisions of the Trust Indenture Act of 1939, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series).

        Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder of the original issue discount security upon such acceleration will be determined in accordance with the applicable prospectus supplement, the terms of such debt security and the indenture, but will be an amount less than the amount payable at the maturity of the principal of such original issue discount security. Special federal income tax and other considerations applicable to the debt security will be described in the related prospectus supplement.

        The indenture does not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us. Information with respect to any deletions from, modifications of or additions to the events of default described below or our covenants contained in the indenture, including any addition of a covenant or other provision providing event risk or similar protection will be set forth in the prospectus supplement.

        We will have the ability to issue debt securities with terms different from those of debt securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of debt securities and issue additional debt securities of that series unless the reopening was restricted when that series was created.

Registration, Transfer, Payment and Paying Agent

        The principal of and interest, if any, on any series of debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, at our option, interest payment may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities. We will make payments of principal of, and any interest on, the debt securities represented by any global security registered in the name of and held by the depository, or its nominee, as the case may be, as the registered owner and holder of such global security. Neither we, the trustee nor any of its or our respective agents will have any responsibility or liability for any aspect of records relating to, or payments made on account of, beneficial interests in any global security or for maintaining, supervising or reviewing any records of the depositary, its nominee or any participant relating to such beneficial interests.

        No service charge will be made for any registration of transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. We may act as registrar and may change any registrar without notice.

Global Debt Securities

        Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Events of Default

        Unless otherwise provided in a prospectus supplement, the following are events of default under the indenture with respect to debt securities of any series:

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  failure to pay principal of or any premium, if any, on any debt security of that series when due;

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  failure to pay any interest on any debt security of that series when due, continued for 30 days (unless the entire amount of the payment is deposited by the Company with the trustee or with a paying agent prior to the expiration of such 30 day period);

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  failure to deposit any sinking fund payment, when due, in respect of any debt security of that series, continued for 30 days;

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  breach of any other covenant or warranty of ours in the indenture (other than a covenant or warranty included in the indenture solely for the benefit of series of debt securities other than that series), continued for 90 days after a written notice of default is given by the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series as provided in the indenture;

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  certain events in bankruptcy, insolvency or reorganization involving us; and

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  any other event of default provided with respect to debt securities of that series.

        If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all the debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul the acceleration, provided that, among other things, all events of default with respect to that series, other than payment defaults caused by such acceleration, have been cured or waived as provided in the indenture.

Modification and Waiver

        We and the trustee may make modifications and amendments of the indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, no modification or amendment may, without the consent of the holder of each affected outstanding debt security:

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  change the stated maturity date of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, any debt security;

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  reduce the principal amount of, or any premium or rate of interest on, any debt security;

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  reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity or its amount provable in bankruptcy;

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  adversely affect the right of repayment at the option of any holder;

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  change the place of payment of, currency of payment of principal of, or any premium or interest on, any debt security or impair the right to institute suit for the enforcement of any payment on or after the maturity of any debt security; or

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  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, compliance by us with certain restrictive provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal or any premium or interest, or a default in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each affected outstanding debt security of that series.

        We and the trustee may make modification and amendment of the indenture without the consent of any holder for any of the following purposes:

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  to evidence the succession of another corporation to us and the assumption by the successor corporation of our covenants under the indenture and the debt securities;

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  to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any of our rights or powers under the indenture;

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  to add events of default;

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  to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities;

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  to establish the form or terms of debt securities of any series and any related coupons;

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  to provide for the acceptance of appointment by a successor trustee;

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  to cure any ambiguity, defect or inconsistency in the indenture, if the action does not adversely affect the interests of holders of debt securities of any series or any related coupons in any material respect;

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  to supplement any of the provisions of the indenture as may be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, if the action does not adversely affect the interests of holders of debt securities of that series or any related coupons in any material respect;

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  to secure the debt securities; and

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  to amend or supplement any provision contained in the indenture or in any supplemental indenture, if the amendment or supplement does not materially adversely affect the interests of the holders of any debt securities then outstanding.

Consolidation, Merger and Sale of Assets

        We may consolidate or merge with or into, or transfer our assets substantially as an entirety to, any corporation, if the successor corporation assumes our obligations on the debt securities and under the indenture, immediately after giving effect to the transaction no event of default, and no event that, after notice or lapse of time, would become an event of default, shall have occurred and be continuing, and certain other conditions are met.

Governing Law

        The indenture and debt securities will be governed by and construed in accordance with the internal laws of the State of New York.

 DESCRIPTION OF SUBSCRIPTION RIGHTS

        The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement relating to such subscription rights.

        We may issue subscription rights to purchase our equity or debt securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

        The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

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  the price, if any, for the subscription rights;

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  the exercise price payable for our equity or debt securities upon the exercise of the subscription rights;

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  the number of subscription rights issued to each stockholder;

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  the amount of our equity or debt securities that may be purchased per each subscription right;

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  the extent to which the subscription rights are transferable;

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  any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

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  the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

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  the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

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  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

        The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

 DESCRIPTION OF WARRANTS

        The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.

        We may issue warrants to purchase shares of our common stock, preferred stock or debt securities. Such warrants may be issued independently or together with shares of common stock, preferred stock or debt securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

        A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

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  the title of such warrants;

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  the aggregate number of such warrants;

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  the price or prices at which such warrants will be issued;

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  the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

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  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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  in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which this principal amount of debt securities may be purchased upon such exercise;

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  in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which these shares may be purchased upon such exercise;

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  the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

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  whether such warrants will be issued in registered form or bearer form;

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  if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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  information with respect to book-entry procedures, if any;

  •
  the terms of the securities issuable upon exercise of the warrants;

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  if applicable, a discussion of certain U.S. federal income tax considerations; and

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  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

        We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

        Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

 DESCRIPTION OF UNITS

        We may issue from time to time units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

        Any applicable prospectus supplement will describe:

  •
  the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

  •
  any material provisions of the governing unit agreement that differ from those described above.

 SELLING STOCKHOLDERS

        Information about selling stockholders, if any, including their identities and the common stock to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC that are incorporated by reference into this prospectus.

 PLAN OF DISTRIBUTION

        We may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. Underwriters and agents in any distribution contemplated hereby may from time to time be designated on terms to be set forth in the applicable prospectus supplement.

        Underwriters or agents could make sales in privately negotiated transactions and any other method permitted by law. Securities may be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) "at the market" offerings or sales "at the market," within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise; (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers; or (g) through a combination of any of these methods. Broker-dealers may also receive compensation from purchasers of these securities, which is not expected to exceed those customary in the types of transactions involved.

        Underwriters or agents may offer and sell the securities at a fixed price or prices, which may be changed in relation to the prevailing market prices at the time of sale or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters or agents may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or the agents and/or commissions from the purchasers for whom they may act as agent.

        Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters or agents to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.

        We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

        Any securities issued hereunder (other than common stock) will be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

        The underwriters and the agents and their respective affiliates may be customers of, engage in transactions with and perform services for us in the ordinary course of business.

 LEGAL MATTERS

        The validity of the securities offered by this prospectus and certain U.S. federal income tax matters will be passed upon for the Company by Proskauer Rose LLP, Los Angeles, California.

EXPERTS

        The consolidated financial statements of Floor & Decor Holdings, Inc. appearing in our Annual Report (Form 10-K) for the year ended December 28, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC, containing reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, at http://www.sec.gov.

        This prospectus is a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act covering securities that may be offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.

        The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus. We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 28, 2017 (filed March 5, 2018);

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2018 (filed May 3, 2018);

  •
  our Definitive Proxy Statement on Schedule 14A (filed March 27, 2018);

  •
  our Current Report on Form 8-K (filed May 18, 2018); and

  •
  the description of our common stock included in our Registration Statement on Form 8-A (filed April 24, 2017), including all amendments and reports filed for the purpose of updating such description.

        All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. In addition, all documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

        If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to us at 2233 Lake Park Drive, Smyrna, GA 30080, Attention: General Counsel, or contact our offices at (404) 471-1634. The documents may also be accessed on our website at www.FloorandDecor.com.

10,000,000 Shares

Floor & Decor Holdings, Inc.

Class A Common Stock

PROSPECTUS

                        , 2018

Goldman Sachs & Co. LLC